SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14 a-11(c) or  240.14a-12

                             BRENCO, INCORPORATED
               (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
                              Jacob M. Feichtner
                          Executive Vice President &
                                   Secretary
                             Brenco, Incorporated
                  (Name of Person(s) Filing Proxy Statement)
- -------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
          1) Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
          2) Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11;1

          ---------------------------------------------------------------------

          4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
          1 Set forth the amount on which the filing fee is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1) Amount Previously Paid:
               ------------------------------------------------
               2) Form, Schedule or Registration Statement No.:
               ------------------------------------------------
               3) Filing Party:
               ------------------------------------------------
               4) Date Filed:
               ------------------------------------------------

                                    BRENCO, INCORPORATED

                                    Petersburg, Virginia


                         Notice of Annual Meeting of Shareholders

                                  To be held April 20, 1995


To Shareholders of Brenco, Incorporated:

     You are hereby notified that the annual meeting of shareholders of Brenco, Incorporated, a Virginia corporation, will be held at the Crestar Center, 919 East Main Street, Richmond, Virginia, on Thursday, April 20, 1995, at 3:30 p.m. for the following purposes:

        1.     To elect a Board of Directors for the ensuing year;

        2. To ratify the appointment of McGladrey & Pullen, LLP as auditors for 1995; and

        3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on February 24, 1995, are entitled to notice of and to vote at the meeting.

     A proxy statement and proxy are enclosed herewith.

     If you are unable to attend the meeting in person, you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares.


                                             By Order of the Board of Directors



                                             Jacob M. Feichtner
                                             Executive Vice President &
                                             Secretary

Petersburg, Virginia
March 10, 1995

                                    BRENCO, INCORPORATED
                                        P. O. Box 389
                                 Petersburg, Virginia  23804

                                       PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting (the "Annual Meeting") of shareholders of Brenco, Incorporated (the "Company") to be held on Thursday, April 20, 1995, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the shareholder giving it at any time before it is voted. The principal executive offices of the Company are located at One Park West Circle, Suite 204, Midlothian, Virginia 23113. The approximate mailing date of the proxy statement is March 10, 1995.

                            OUTSTANDING SHARES AND VOTING RIGHTS

     Only shareholders of record at the close of business on February 24, 1995, are entitled to receive notice of and to vote at the Annual Meeting. As of February 24, 1995, the number of shares and class of stock that was outstanding and will be entitled to vote at the meeting was 10,108,116 shares of Common Stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters. There are no cumulative voting rights. With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Generally, in other matters governed by Virginia corporate law, including the ratification of auditors, the affirmative vote of a majority of the shares cast is required for passage. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether a proposal has been approved and therefore have no effect.
               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 24, 1995, the number and percentage of shares of Common Stock held by each person who, to the knowledge of the Company, is the beneficial owner of 5% or more of the outstanding shares of Common Stock, each of the Company's directors and executive officers named in the Summary Compensation Table, and all of the Company's executive officers and directors as a group.

                                                    Amount
               Name and Address of                Beneficially           Percent of
                 Beneficial Owner                    Owned                 Class
     Fidelity Management & Research Co.           1,306,600 (8)             12.93%
     Boston, Massachusetts

     Anne Whitfield Kenny                         1,073,276 (1)            10.62
     Richmond, Virginia

     David L. Babson & Company, Inc.                737,800 (8)             7.30
     Cambridge, Massachusetts
                                                              1

                                                    Amount
                    Name and Address of           Beneficially            Percent of
                     Beneficial Owner               Owned                   Class
     The Prudential Insurance Company of America    717,300 (8)             7.10%
     Newark, New Jersey

     Principal Mutual Life Insurance Co.            629,700 (2)(8)          6.23
     Des Moines, Iowa

     Dimensional Fund Advisors Inc.                 509,800 (8)             5.04
     Santa Monica, California

     Estate of Mildred F. Whitfield                 260,000 (3)             2.57

     Howard J. Bush                                  30,417 (7)               *
     Midlothian, Virginia

     Jacob M. Feichtner                              45,364 (7)               *
     Richmond, Virginia

     Donald E. Fitzsimmons                            6,744 (7)               *
     Richmond, Virginia

     Steven M. Johnson                                1,600 (4)               *
     Richmond, Virginia

     John C. Kenny                                    7,500 (5)               *
     Richmond, Virginia

     J. Craig Rice                                  138,729 (7)             1.37
     Midlothian, Virginia

     James M. Wells III                                 200                   *
     Richmond, Virginia

     Needham B. Whitfield                           850,809 (6)(7)          8.42
     Midlothian, Virginia

     Frederic W. Yocum, Jr.                           2,000                   *
     Iowa City, Iowa

     All executive officers                       2,189,934 (7)            21.67
        and directors as a group
        (12 persons) including
        those named above

                        *Less than 1%


     (1)  Mrs. Kenny is the wife of John C. Kenny, a director, and the sister of Needham B. Whitfield, a director and officer.
Shares shown for Mrs. Kenny include (a) 647,800 shares owned  directly by Mrs. Kenny; (b) 230,832 shares held in a trust of which Mrs. Kenny is a co-trustee with NationsBank of Virginia, N.A. and an income beneficiary; (c) 95,676 shares held for the benefit of Mrs. Kenny's two children in trusts established pursuant to the will of Mildred F. Whitfield, of which Mrs. Kenny is co-trustee; (d) 98,468 shares held by a charitable foundation of which Mrs. Kenny is an officer; and (e) 500 shares held as

                                                              2

custodian.  With respect to all these shares owned by or held for the benefit of others, Mrs. Kenny disclaims beneficial ownership.  Shares shown for Mrs. Kenny do not include the 260,000 shares shown for the estate of Mildred F. Whitfield, which shares Mrs. Kenny and Needham B. Whitfield are also deemed to beneficially own as co-executors of the estate of Mildred F.
Whitfield.

     (2) These shares are also deemed to be beneficially owned, as a result of shared voting (and dispositive) power, by
Invista Capital Management, Inc., an indirect wholly-owned subsidiary of Principal Mutual Life Insurance Company.

     (3) Anne Whitfield Kenny and Needham B. Whitfield are also deemed to beneficially own the shares shown for the estate of
Mildred F. Whitfield.  See notes (1) and (6).

     (4) The amount shown includes 700 shares held by Mr. Johnson's wife, as to which shares Mr. Johnson disclaims beneficial ownership.

     (5)  Mr. Kenny is the husband of Anne Whitfield Kenny, and brother-in-law of Needham B. Whitfield, a director and officer.  Shares shown for Mr. Kenny exclude those owned by his wife as set forth above in the table, as to all of which shares he disclaims beneficial ownership.

     (6)  Mr. Whitfield is the brother of Anne Whitfield Kenny, and the brother-in-law of John C. Kenny, a director.  The amounts shown include 267,663 shares owned directly by Mr. Whitfield, as well as 20,104 shares of stock awarded pursuant to the Restricted Stock Plan as to which Mr. Whitfield has voting and dividend rights, but which are not fully vested.  Shares shown for Mr. Whitfield also include; (a) 211,596 shares held for the benefit of his children in trusts of which Mr. Whitfield is a co-trustee with NationsBank of Virginia, N.A. and an income beneficiary; (b) 116,082 shares held in trusts for the benefit of his two minor children, of which Mr. Whitfield is a co-trustee with his wife; (c) 30,164 shares held in trusts for his two grown children, of which Mr. Whitfield is a co-trustee with his children; (d) 97,800 shares held for the benefit of two children of Mr. Whitfield in trusts established pursuant  to  the  will  of  Mildred F. Whitfield, of  which Mr.
Whitfield is  co-trustee; (e) 100,000 shares held by two charitable foundations of which Mr. Whitfield is an officer; and (f)
2,000 shares held in custodianship for the two minor children of a former partner of Mr. Whitfield, for which Mr. Whitfield acts as custodian.  With respect to all these shares owned by or held for the benefit of others, Mr. Whitfield disclaims beneficial ownership.  Shares shown for Mr. Whitfield do not include the 260,000 shares shown for the estate of Mildred F.
Whitfield, which shares Mr. Whitfield and Mrs. Kenny are also deemed to beneficially own as co-executors of the estate of
Mildred F. Whitfield.

     (7)  The beneficial ownership shown for the named executive officers and for all executive officers and directors as a group includes currently exercisable options awarded under the Company's Stock Option Plan and/or shares of restricted stock awarded under the Company's Restricted Stock Plan, as more fully described under "Executive Compensation".

     (8)  The beneficial ownership shown for each of the institutional stockholders is based upon the Schedule 13G filings received by the Company for such stockholders showing their respective ownership as of December 31, 1994.  The Schedule 13Gs certify that the acquisition of the shares reported thereon was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Company.


                                    ELECTION OF DIRECTORS

     Unless otherwise instructed, shares of Common Stock represented by proxies will be voted for the election of the nominees listed below, all of whom are members of the present Board of Directors. Directors elected at the Annual Meeting will hold office until the next Annual Meeting of shareholders or until their respective successors are duly elected and qualified.

     In the event that any nominee becomes unavailable for election for any reason, an event which management does not anticipate, shares of Common Stock represented by proxies will be voted for any substitute nominee designated by the Board of Directors.

     The following table sets forth with respect to each nominee for director, his age, principal occupation during the past five years, other positions he holds with the Company, if any, other directorships of public companies he holds, if any, and the year in which he first became a director of the Company.



                                          Principal Occupation During
      Name and Position                   the Last Five Years and                  Director
      with the Company        Age          Other Directorships                     Since
      Jacob M. Feichtner       57         Executive Vice President &                1985
      Executive Vice President            Secretary of the Company.
      and Director

      Steven M. Johnson        44         Vice President - Corporate                1990
      Director                            Development of Tredegar Industries,
                                          Inc., a diversified manufacturing
                                          company headquartered in Richmond,
                                          Virginia.

      John C. Kenny (1)        72         Counsel in the law firm of                1966
      Director                            Christian, Barton, Epps, Brent
                                          and Chappell, Richmond,
                                          Virginia.

      J. Craig Rice            47         President and Chief Operating             1985
      President, Chief                    Officer of the Company.
      Operating Officer
      and Director

      James M. Wells III (2)   48         President and Director of Crestar         1990
      Director                            Financial Corporation and Crestar
                                          Bank, a banking and financial
                                          services institution headquartered
                                          in Richmond, Virginia.

      Needham B. Whitfield (3) 58         Chief Executive Officer of the            1973
      Chief Executive Officer             Company.
      and Chairman of the
      Board of Directors

                                                              4

      Frederic W. Yocum, Jr.   52         President and Director, Chief             1990
      Director                            Executive Officer and Chief
                                          Operating Officer of Iowa Interstate
                                          Railroad.  President, Pittsburgh
                                          and Lake Erie Acquisition Corporation,
                                          affiliated with Railroad Development
                                          Corporation headquartered in Pittsburgh,
                                          Pennsylvania April, 1990 - August, 1991.
                                          Vice President of CSX-Transportation
                                          until April 1990.

     (1)  The firm of Christian, Barton, Epps, Brent and Chappell was retained by the Company to perform legal services during the past year and is expected to perform legal services for the Company during the current year.  Mr. Kenny's family relationship to certain principal shareholders and directors is explained under "Security Ownership of Certain Beneficial
Owners and Management".

     (2)  The Company maintains a customary banking relationship with Crestar Bank, including a revolving credit facility.

     (3)  Mr. Whitfield's family relationship to certain principal shareholders and directors is explained under "Security
Ownership of Certain Beneficial Owners and Management".


                                   COMMITTEES AND MEETINGS

     The Board of Directors held 12 meetings during the year ended December 31, 1994 and took action by unanimous written consent on three occasions. During the year, each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and respective Committees thereof on which he served, held during the period in which he served as such. The Company's outside directors receive a monthly fee of $500 and a $500 meeting attendance fee for Board, Audit and Compensation Committee meetings plus traveling expenses.

     There is no Nominating Committee. Nominations are made by the entire Board at a regular meeting of the Board, and although the Board currently does not have a formal procedure for considering nominations made by shareholders, it will accept suggestions.

     The Audit Committee of the Board currently consists of Messrs. Johnson and Yocum. The Committee met with the Company's independent auditors twice during the year at which times the audit of the Company's financial statements was discussed.

     The Compensation Committee of the Board currently consists of Messrs. Johnson, Whitfield and Yocum. The Committee met four times during the year.
The Compensation Committee establishes the cash compensation (salary and cash bonuses) of the officers of the Company and such key employees of the Company as may be recommended by the Chief Executive Officer; reviews management recommendations on stock incentive awards to officers and employees of the Company; exercises the full authority of the Board under employee benefit and other similar plans of the Company (other than stock incentive plans); and reviews management succession planning. Outside director committee members review and evaluate the performance of the Chief Executive Officer and establish his compensation, other than stock option and restricted stock awards which are established and approved for all officers and key employees by non-employee members of the Board of Directors.

                        EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table lists all compensation paid or accrued by the Company for services in all capacities to the Company's chief executive officer and the Company's four most highly compensated executive officers other than the chief executive officer whose total annual salary and bonus for the year ended December 31, 1994 exceeded $100,000. Figures are given for compensation paid or accrued by the Company during the three years ended December 31, 1994.


                                                 Summary Compensation Table

                            Annual Compensation             Long-Term Compensation
                                                                           Securities  All
                                                            Restricted    Underlying Other
     Name and                                                  Stock      Options/   Compen-
Principal Position       Year    Salary($)   Bonus($)       Awards($)(1)    SARs(#) sation(2)
Needham B. Whitfield     FY94    $170,016   $72,200          $67,974       13,000   $11,413
Chief Executive Offi-    FY93     140,016    39,400           38,094       10,800     9,300
cer, Chairman of the     FY92     135,000    15,000           40,250       18,000     7,900
Board of Directors
and director of the
Company.

J. Craig Rice            FY94    200,016    81,225            67,974        13,000   12,207
President, Chief         FY93    180,000    59,100            39,750        10,800   12,500
Operating Officer and    FY92    160,008    20,000            45,000        18,000   11,267
director of the Com-
pany.

Jacob M. Feichtner       FY94    126,000    37,620            12,463         5,000    7,745
Executive Vice Presi-    FY93    121,608    31,520            11,594         4,800    7,430
dent & Secretary         FY92    117,000    10,000            16,875         8,000    7,333
and director of the
Company.

Howard J. Bush           FY94    120,000    34,200            11,325         6,000    7,095
Vice President of        FY93    115,008    29,550             9,938         4,800    6,667
Marketing and            FY92    105,000     8,000            13,125         8,000    6,033
Sales.

Donald E. Fitzsimmons    FY94    110,481    39,220             8,496         3,600    5,711
Vice President of        FY93         --        --                --            --       --
Railroad Sales.          FY92         --        --                --            --       --


     (1) At December 31, 1994, the number of shares and year end value of the aggregate restricted stock holdings (i.e., still subject to a period of restriction) for the persons named in the Summary Compensation Table were:  17,465 shares with an aggregate fair market value of $207,397 for Needham B. Whitfield; 19,881 shares with an aggregate fair market value of
$236,087 for J. Craig Rice; 5,695 shares with an aggregate fair market value of $67,628 for

                                                              6

Jacob M. Feichtner; 4,480 shares with an aggregate fair market value of $53,200 for Howard J. Bush; and 985 shares with an aggregate fair market value of $11,697 for Donald E. Fitzsimmons. During the year ended December 31, 1994, the following number of shares of Restricted Stock, the value of which is reported in the above table, were awarded under the Restricted
Stock Plan, for the persons named in the Summary Compensation Table:  7,881 shares for Needham B. Whitfield; 7,881 shares for
J. Craig Rice; 1,445 shares for Jacob M. Feichtner; 1,313 shares for Howard J. Bush; and 985 shares for Donald E. Fitzsimmons.
The periods of restriction for all Restricted Stock awards, including the above, made to date under the Plan are (a) 2 years for 1/3 of the total shares covered by the award, (b) 3 years for the next 1/3 of such shares and (c) 4 years for the remaining 1/3 of such shares.  The recipient has the right to vote such shares and to receive dividends on them during the period of restriction.

     (2) The amounts reported as "All Other Compensation" in this column reflect (a) the amount of Brenco's contributions to its Supplemental Pension Plan on behalf of the named executives and (b) the amount of dividends paid on the restricted stock awards as follows:

     (a) The amount of Brenco's contributions to its Supplemental Pension Plan on behalf of the named executive officers for
1994, 1993 and 1992 are:  Mr. Whitfield - $7,500, $7,000 and $6,750; Mr. Rice - $7,500, $9,000 and $8,000; Mr. Feichtner -
$6,300, $6,080 and $5,850; Mr. Bush - $6,000, $5,750 and $5,250; and Mr. Fitzsimmons - $5,524 for 1994.

     (b) The amount of dividends paid on the restricted stock awards to the named executive officers for 1994, 1993 and 1992 are:  Mr. Whitfield - $3,913, $2,300 and $1,150; Mr. Rice - $4,707, $3,500 and $3,267; Mr. Feichtner - $1,445, $1,350 and
$1,483; Mr. Bush - $1,095, $917 and $783; and Mr. Fitzsimmons - $187 for 1994.


Stock Options

     The following table reflects grants of stock options made during the year ended December 31, 1994 to each of the named executive officers.


                                                                                 Potential
                            Option/SAR Grants in Last Fiscal Year                Realizable
                                                                                 Value at
                                 Individual Grants (1)                         Assumed Annual
                                                                                  Rates of
                                                                                Stock Price
                     Number of        Percent of                                Appreciation
                     Securities     Total Options/                               Per Option
                     Underlying     SARs Granted      Exercise                    Term
                     Options/SARs   to Employees      or Base     Expiration
    Name              Granted(#)    in Fiscal Year    Price($/Sh)    Date       5%      10%
Needham B. Whitfield    13,000          12.36%        $11 5/8     10/28/04   $95,030  $240,890
J. Craig Rice           13,000          12.36          11 5/8     10/28/04    95,030   240,890
Jacob M. Feichtner       5,000           4.75          11 5/8     10/28/04    36,550    92,650
Howard J. Bush           6,000           5.70          11 5/8     10/28/04    43,860   111,180
Donald E. Fitzsimmons    3,600           3.42          11 5/8     10/28/04    26,316    66,708


     (1) All grants were made under the Company's 1988 Stock Option Plan as amended by the shareholders on April 15, 1993 and vest in one year from the grant date.

     The following table sets forth information regarding the exercise of stock options during the year ended December 31, 1994, by each of the named executive officers.


                        Aggregated Option/SAR Exercises in Last Fiscal Year
                            and Fiscal Year-End Option/SAR Values
                                                          Number of              Value of
                                                         Unexercised            Unexercised
                                                        Options/SARs at       Options/SARs at
                                                       Fiscal Year-End(#)   Fiscal Year-End($)
                       Shares Acquired     Value         Exercisable/           Exercisable/
     Name              on Exercise(#)   Realized($)     Unexercisable          Unexercisable
Needham B. Whitfield     13,500         $ 63,563         2,700/25,600      $  3,038/$40,488
J. Craig Rice                 0                0        76,200/25,600        449,288/40,488
Jacob M. Feichtner            0                0        25,700/10,600        155,725/17,800
Howard J. Bush           10,000           28,750        16,575/11,600         97,678/18,050
Donald E. Fitzsimmons     3,750           23,516           600/ 6,025            675/ 6,831


Retirement Benefits

     The Company maintains a defined benefit Executive Retirement Incentive Plan for select executives and a defined benefit Retirement Plan for all employees, including executives.

     The Company's Executive Retirement Incentive Plan (the "Executive Plan") was adopted effective January 1, 1995 and provides a monthly retirement benefit for life to executives selected for participation by the Compensation Committee of the Company's Board of Directors equal to the excess of (i) 3% of the executive's remuneration multiplied by his years of service (up to a maximum of 20 years), over (ii) the value of benefits payable to the executive by the Company's Retirement Plan and the executive's Social Security benefit. The executive officers named in the Summary Compensation Table are among the executives who have been selected for participation in the Executive Plan. In order to receive a benefit under the Executive Plan, the executive must have at least five years of vesting service and must retire after attaining age 55 but no later than the first day of the calendar quarter coinciding with or next following his attaining age 62. The Executive Plan provides for benefit payment options and spousal and beneficiary rights and payments in the event of the executive's death. No benefits are payable under the Executive Plan to any executive who terminates employment before attaining age 55 or who does not retire during the available retirement window period. In addition, benefits in the Executive Retirement Incentive Plan are forfeited if a retired executive competes with the Company.

     The following table shows the estimated retirement benefits payable under both the Company's Executive Plan and its Retirement Plan, together with Social Security benefits (that is the gross amount before offset by the Retirement Plan benefit and the Social Security benefit), to executives in the listed remuneration and years of service classifications, with the assumption of straight life payments.

                                  Pension Plan Table - Executive Plan and Retirement Plan *
                                                     Years of Service
                 Amount of Annual Retirement Benefit (before Social Security Offset)
Remuneration(1)                 15          20         25         30           35
   $100,000                  $ 45,000   $ 60,000   $ 60,000   $ 60,000    $ 60,000
    125,000                    56,250     75,000     75,000     75,000      75,000
    150,000                    67,500     90,000     90,000     90,000      90,000
    175,000                    78,750    105,000    105,000    105,000     105,000
    200,000                    90,000    120,000    120,000    120,000     120,000
    225,000                   101,250    135,000    135,000    135,000     135,000
    250,000                   112,500    150,000    150,000    150,000     150,000
    300,000                   135,000    180,000    180,000    180,000     180,000
    400,000                   180,000    240,000    240,000    240,000     240,000

*  All benefits computed without regard to compensation limits of Internal Revenue Code Section 401(a)(17) or benefit limitations of Code Section 415 which do not apply to the Executive Plan, but which do apply to the Retirement Plan.

     (1) "Remuneration" for the Executive Plan is the average of five-year salary plus 100% of the year-end cash incentive awards as such amounts are shown under the respective salary and bonus columns in the Summary Compensation Table.

     The Company's Retirement Plan covers substantially all employees of the Company and currently provides a monthly retirement benefit for life equal to 1% of remuneration for each year of service plus .5% of remuneration for each year of service in excess of Social Security covered compensation for each year of service (up to a maximum of 35 years). The Retirement Plan limits the annual pension payable to the maximum limitation specified in Code Section 415 which was $118,800 for 1994.

     The following table shows the estimated retirement benefits payable solely under the Company's Retirement Plan (which is the minimum retirement amount payable from the Company, regardless of whether an executive is entitled to benefits under the Company's Executive Plan) to executives in the listed remuneration and years of service classifications, with the assumptions of 1994 retirement and straight life payments. The table is based on the current benefit formula.

                                       Pension Plan Table - Retirement Plan Only  **
                                                     Years of Service
                                           Amount of Annual Retirement Benefit

Remuneration(1)                 15          20         25         30          35
   $100,000                  $20,250    $ 27,000   $ 33,750   $ 40,500    $ 47,250
    125,000                   25,875      34,500     43,125     51,750      60,375
    150,000                   31,500      42,000     52,500     63,000      73,500
    175,000                   37,125      49,500     61,875     74,250      86,625
    200,000                   42,750      57,000     71,250     85,500      99,750
    225,000                   48,375      64,500     80,625     96,750     112,875
    250,000                   54,000      72,000     90,000    108,000     126,000
    300,000                   65,250      87,000    108,750    130,500     152,250
    400,000                   87,750     117,000    146,250    175,500     204,750

     ** All benefits computed without regard to compensation limits of Code Section 401(a)(17) or benefit limitations of Code
Section 415 which do apply to the Retirement Plan.

     (1) "Remuneration" for the Retirement Plan is the average of five-year salary plus 75% of the year-end cash incentive awards as such amounts are shown under the respective salary and bonus columns in the Summary Compensation Table.


     Following are credited years of service for the Executive Plan and the Retirement Plan for the executive officers named in the Summary Compensation Table on page 6 as of December 31, 1994: Needham B. Whitfield - 9; J. Craig Rice - 21; Jacob M. Feichtner - 14; Howard J. Bush - 5; and Donald E. Fitzsimmons - 9.

Compensation of Directors

     The Company's outside directors receive a monthly fee of $500 and a $500 meeting attendance fee for Board, Compensation and Audit Committee meetings plus traveling expenses. Mr. Yocum was paid $4,500 in connection with certain special assignments for the Board during 1994. Directors who are also employees of the Company receive no additional compensation for serving as directors.

Employment Agreements

     On July 26, 1983 the Board of Directors authorized agreements with certain key employees of the Company, including Messrs. Rice, Feichtner and Lawrence, to provide such employees with severance pay equal to one year's salary in the event their employment is terminated or their duties are materially altered as a result of a change in control of the Company. For purposes of this arrangement, "change in control" means a change in the composition of a majority of the Board of Directors of the Company as a result of a successful tender or exchange offer for the Company's Common Stock, the transfer of ownership of 28% or more of the Company's voting stock to any person or group of associated or affiliated persons acting together, the merger or consolidation of the Company with another concern, or the sale of all or substantially all of the Company's assets.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors is comprised of Steven
M. Johnson, Needham B. Whitfield and Frederic W. Yocum, Jr.   Needham B.
Whitfield, as Chief Executive Officer of the Company, is the only member of the committee who is an employee of the Company. None of the Company's executive officers has served on the Board of Directors of any company of which a Compensation Committee member is an employee.

Compensation Committee Report on Executive Compensation

     Officer and Key Employee Compensation. Since assuming control in 1985, the present management of the Company has increased the Company's sales five-fold and restored the Company to profitability. Sales have grown every year, reaching a new record in 1994; income from operations in 1994 was the best in over fourteen years. In order to continue this success, the Compensation Committee believes it essential to provide a compensation program that both ensures the continued motivation and retention of the management team and rewards managers as the shareholders benefit.

     The Company's compensation program for officers and key employees consists of three major elements: base salary, a discretionary annual cash incentive award, and periodic grants of stock options and restricted stock. By providing a significant portion of executive compensation in an annual incentive payment that varies with earnings and in stock option and restricted stock awards that vary in value with the market value of the Company's Common Stock, the Committee believes it has closely aligned management's compensation over time with the shareholders' interests.

     Establishing Competitive Pay Levels and Practices. The Compensation Committee employs compensation consultants who provide data, comparables, and objective and independent guidance on compensation practices for officers and key employees of companies of similar size and nature. The last formal study was completed by the compensation consultants in the fall of 1993. The Committee believes it appropriate to align Company compensation practices with the 50th percentile of the consultants' survey population, with the exception that the compensation of the Company's two senior executive officers should be lower in salary and cash incentives and more heavily weighted toward longer term stock awards.

     Base Salary. Salaries paid to officers and key employees (other than the Chief Executive Officer) are established annually by the Committee in conjunction with the Chief Executive Officer's review of each executive's contributions, experience, and other attributes.

     Annual Cash Incentive. Each year, the Chief Executive Officer recommends to the Committee cash incentive targets for each of the other officers and key employees. The amount of the cash incentive award for each individual is dependent upon the Company's achieving its target for income from operations for the year, and will vary with that measure, with the exception that no cash incentive awards will be made if a pre-established threshold of operating income is not met, and in no event may the actual award exceed two times the original target. Once targeted amounts have been established, the Chief Executive Officer will set specific incentive goals for each officer and key employee, and at year end, based upon the Chief Executive's Officer's evaluation of the individual's performance, the Committee will determine to award part or all of the individual's available award.

     Stock Incentives. The Committee has determined that stock option and restricted stock awards are the best mechanisms to reward officers and key employees for long-term performance, in a manner that is directly linked to the interests of the shareholders. The individual receives his vested interest in the awards over a number of years, and the ultimate value of the awards varies directly with the market value of the Company's shares.

     Awards of stock options and restricted stock are suggested by the Chief Executive Officer and considered by the Compensation Committee as part of the annual compensation plan for each officer and key employee. Based on these considerations, the Compensation Committee makes its recommendations to the non-employee members of the Board of Directors, who establish and approve all stock option and restricted stock grants. Historically, options have typically been granted with a five-year period of exercise and a three-year vesting schedule. The options granted October 28, 1994 were granted with a ten-year period of exercise and are exercisable one year after date of grant. Restricted stock awards typically vest over a four-year time frame. In determining the size of each grant or award, the Committee does not take into consideration the current option or restricted stock holdings of the recipient.

     Officers named in the Summary Compensation Table received stock option and restricted stock awards during 1994 as set forth therein.

     Chief Executive Officer Compensation. The compensation of Mr. Whitfield, the Chief Executive Officer, is determined by the outside director members of the Compensation Committee in a manner consistent with the determination of compensation for other officers of the Company. Mr. Whitfield's salary is based on competitive pay levels of Chief Executive Officers of similar sized companies as determined by the compensation consultants, with the exception that Mr. Whitfield's compensation is based in part upon the assumption that he will devote 75% of his working time to the affairs of the Company. In 1994, he devoted substantially all of his working time to the Company. As the result of the survey of pay comparables conducted by the consultants in the fall of 1993, Mr. Whitfield's salary was adjusted to $170,000 for 1994, which is lower than the median for such pay comparables. For 1995 Mr. Whitfield's salary was increased 4%, which was in line with salary increases for other officers of the Company.

     Mr. Whitfield's cash incentive award for 1994 was $72,200, which was slightly less than double his original target for the year, as the result of the Company's exceeding its target for operating income by a similar percentage.

     In 1994, Mr. Whitfield received stock options representing 13,000 shares of the Company's Common Stock and a restricted stock award for 7,881 shares of such stock, as part of his total compensation plan, following the guidelines outlined above for all officers and key employees. Details of these awards to Mr. Whitfield are provided under the caption Summary Compensation Table.

     Section 162(m) Considerations. The Committee has not given significant consideration to the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code which was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation is not permitted to deduct compensation in excess of one million dollars per year paid to the chief executive officer or any one of the other named executive officers except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The Committee has noted that the Company does not currently face the loss of this deduction for compensation. The Committee nevertheless has determined that, in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to seek to preserve the Company's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation's program.

                                   Submitted by,

                                   Steven M. Johnson
                                   Frederic W. Yocum, Jr.
                                   Needham B. Whitfield

Performance Graph

     To assist shareholders in assessing corporate performance, the following graph provides a five year comparison of cumulative total returns (on a dividends reinvested basis) for the Company's Common Stock with the S&P 500, a broad market index, and the Timken Company, a peer issuer, a domestic manufacturer of roller bearings with its stock traded on the New York Stock Exchange.

     There is no published index available which compares the Company to its competition.

                                          COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                                   AMONG BRENCO, INCORPORATED, TIMKEN COMPANY AND S&P 500
Measurement Period                      BRENCO,             TIMKEN
(Fiscal Year Covered)                INCORPORATED           COMPANY           S&P 500
*Measurement Pt-12/31/89              $100.00               $100.00           $100.00

   FYE 12/31/90                         68.42                 76.87             96.45
   FYE 12/31/91                         82.94                 87.34            125.24
   FYE 12/31/92                         81.55                 98.46            134.51
   FYE 12/31/93                        156.98                126.00            148.03
   FYE 12/31/94                        152.39                133.09            149.94


   * Assumes $100 invested on 12/31/89 in Brenco, Timken and S&P 500

           (HARD COPY TO BE SENT TO SEC UNDER COVER OF FORM SE)


Compliance with Section 16 of the Securities Exchange Act of 1934

     Based on a review of reports of beneficial ownership of the Company's Common Stock and written representations furnished to the Company, the Company believes that its officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during 1994, except for the filing of a Form 3 reporting the initial beneficial ownership of Mr. Fitzsimmons which was inadvertently not filed until one month after he became an officer of the Company.

Ratification of Auditors

     The Board of Directors has selected McGladrey & Pullen, LLP to audit the financial statements of the Company and its Subsidiaries for the year ending December 31, 1995. McGladrey & Pullen, LLP has been serving as auditor of the financial statements of the Company since 1952. The Board of Directors recommends that the shareholders ratify its appointment of McGladrey & Pullen, LLP. The affirmative vote of a majority of the votes cast is required for ratification of the appointment of auditors.

     It is anticipated that representatives of McGladrey & Pullen, LLP will be present at the meeting to respond to appropriate questions and will have an opportunity, if they desire, to make a statement.

                                        OTHER MATTERS

Annual Report to Shareholders

     The 1994 Annual Report of the Company, which includes audited financial statements for the year ended December 31, 1994, has been mailed to shareholders of record.

10-K Report

     A copy of the Company's 10-K Annual Report for 1994 to the Securities and Exchange Commission will be available free of charge at the end of March, 1995. You may obtain a copy by written request to:

                                             Secretary
                                             BRENCO, INCORPORATED
                                             One Park West Circle
                                             Suite 204
                                             Midlothian, Virginia  23113

Shareholders' Proposals

     Shareholders who intend to present proposals at the Company's Annual Meeting of shareholders to be held on April 18, 1996, must submit their proposals to the Secretary of the Company on or before November 10, 1995.

     The Company's Bylaws prescribe the procedures a shareholder must follow to make nominations for director candidates. Notice of shareholder nominations
must be submitted in   writing to the Secretary of the Company at the Company's
principal place of business at least 90 days prior to the anniversary date of the previous year's annual meeting (or not later than 10 days after the record date in the case of a special meeting). The notice must contain all information specified in Article II, Section 12 of the Bylaws. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

General

     The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy material for beneficial owners of the Company's Common Stock.

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they were voted) will be voted for the election of the nominees for directors named herein and for the ratification of the selection of McGladrey & Pullen, LLP as independent auditors for the year ending December 31, 1995. If a shareholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters.

                                             By Order of the Board of Directors



                                             Jacob M. Feichtner
                                             Executive Vice President &
                                             Secretary

Petersburg, Virginia
March 10, 1995

TEXT OF PROXY CARD
FRONT SIDE

PROXY
                                    BRENCO, INCORPORATED
                                        P.O. BOX 389
                                 PETERSBURG, VIRGINIA  23804

     The undersigned hereby appoints John C. Kenny, Steven M. Johnson and Jacob
M. Feichtner, jointly and severally, as Proxies, each with full power to act alone and with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Brenco, Incorporated held of record by the undersigned on February 24, 1995 at the Annual Meeting of Shareholders to be held on April 20, 1995 or any adjournment thereof.

 X   Please mark your votes as in this example.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.


1. ELECTION OF DIRECTORS:           FOR          WITHHELD
   Nominees: J. Feichtner, S. Johnson, J. Kenny, J. Rice, J. Wells, N.
             Whitfield, F. Yocum
   To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:




2. Ratify the appointment of McGladrey & Pullen, LLP as auditors for 1995.
         FOR          AGAINST         ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon other business as may properly come before the meeting.

                (Please sign reverse side and return promptly.)

BACK SIDE

                          (Continued from other side)



                                        Date: _____________________, 1995

                                        _________________________________
                                                    Signature

                                        _________________________________
                                                    Signature



                         Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                         If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



STATEMENT OF DIFFERENCES BETWEEN ELECTRONIC SUBMISSION OF PROXY AND ACTUAL CARD DISTRIBUTED TO SHAREHOLDERS:

DIFFERENCES

PAGES 16 AND 17 OF THE DOCUMENT ARE THE COMPLETE TEXT OF THE WORDING OF THE PROXY CARD. HOWEVER, THE SIZE OF THE TYPE AND THE CARD ARE NOT REPRESENTATIVE OF THE ACTUAL CARD SENT TO SHAREHOLDERS.

DESCRIPTION

THE ACTUAL PROXY CARD SENT TO SHAREHOLDERS IS A 3 1/2 INCH BY 8 1/2 INCH WHITE CARD WITH PRINTING ON BOTH SIDES AS INDICATED. BOXES ARE PROVIDED FOR INDICATING DECISIONS RATHER THAN LINES AS SHOWN.